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                               JANUS ETHICS RULES

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              "Discovering Winning Opportunities for our Investors"
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                     PERSONAL TRADING CODE OF ETHICS POLICY
                                   GIFT POLICY
                            OUTSIDE EMPLOYMENT POLICY

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                              REVISED May 28, 2008
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                               JANUS ETHICS RULES

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                                   DEFINITIONS
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The following definitions are used throughout this document. You are responsible for reading and being familiar with each definition.

1.   "Access Person" shall mean:

     1)   Any Trustee, Director, Officer or Advisory Person of Janus.

     2)   Any employee of Janus or other person who provides advice on behalf of
          Janus and is subject to the  supervision  and control of Janus who has access to nonpublic  information  regarding  any Client's  purchase or sale of securities,  or nonpublic  information regarding the portfolio holdings of the Janus Funds,  or who is involved in making  securities recommendations to Clients, or who has access to such  recommendations that are nonpublic.

     3)   Any other persons  designated by the Ethics Committee as having access to current trading information.

2.   "Advisory Person" shall mean:

     1)   Any employee of Janus Funds or Janus who in connection with his or her regular  functions  or  duties,  makes,  participates  in  or  obtains information  regarding the purchase or sale of a security by the Janus
          Funds or for the  account  of  advisory  Clients,  or whose  functions relate  to the  making of any  recommendations  with  respect  to such purchases and sales.

     2)   Any  natural  person in a control  relationship  to the Janus Funds or
          Janus who obtains information  concerning  recommendations made to the
          Janus Funds or for the account of Clients  with regard to the purchase or sale of securities.

3.   "Assistant Portfolio Manager" shall mean any person who, in connection with his or her regular  functions or duties,  assists a Portfolio  Manager with the  management  of a Janus Fund or advisory  Client.  Assistant  Portfolio
     Managers generally do not execute any independent  investment decisions nor do they have final  responsibilities  for  determining the securities to be purchased or sold on behalf of any Janus Fund or advisory Client. If in the event an Assistant  Portfolio Manager has the ability to independently make investment  decisions on behalf of any Janus Fund or advisory Client,  then such person will be  considered  a Portfolio  Manager for purposes of these
     Rules.

4.   "Beneficial  Ownership" shall be interpreted in the same manner as it would be  under  Rule  16a-1(a)(2)  under  the  Securities  Exchange  Act of 1934
     ("Exchange  Act")  in  determining  whether  a  person  is  subject  to the provisions  of  Section  16  except  that the  determination  of  direct or indirect  Beneficial  Ownership shall apply to all Covered Securities which an Access  Person has or acquires.  For example,  in addition to a person's own accounts the term "Beneficial Ownership" encompasses securities held in the name of a spouse or equivalent  domestic  partner,  minor  children,  a relative  sharing your home, or certain trusts under which you or a related party is a  beneficiary,  or held under  other  arrangements  indicating  a sharing of financial interest.

5.   "Client(s)"   shall  mean  the  Janus  Funds  and  other   individual   and
     institutional advisory clients of Janus.

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6.   "Company  Security" is any security or option issued by Janus Capital Group
     Inc ("JNS").

7.   "Control" shall have the same meaning as that set forth in Section 2(a)(19)
     of the Investment Company Act of 1940 ("1940 Act").

8.   "Covered  Persons" are all Trustees,  Directors,  Officers,  and full-time,
     part-time  or  temporary   employees  of  Janus  and  Enhanced   Investment
     Technologies LLC (INTECH) and persons working for any of the foregoing on a contract basis.

9.   "Covered Securities" generally include all securities,  whether publicly or privately  traded,  and any  option,  future,  forward  contract  or  other obligation involving  securities or index thereof,  including an instrument whose value is derived or based on any of the above ("derivative"). Covered
     Securities  also  include  securities  of the Janus Funds (other than money market funds).  The term Covered Security  includes any separate  security, which is convertible into or exchangeable  for, or which confers a right to
     purchase  such  security.   The  following   investments  are  not  Covered
     Securities:

     1)   Shares of  registered  open-end  investment  companies  (e.g.,  mutual funds)  other than Janus  Funds  (excluding  money  market  funds) and shares of unit investment trusts that invest exclusively in registered open-end investment companies.

     2)   Direct obligations of the U.S. government (e.g.,  Treasury securities)
          or any derivative thereof.

     3)   High-quality short-term debt instruments, such as bank certificates of deposit, banker's acceptances,  repurchase agreements,  and commercial paper.

     4)   Insurance contracts, including life insurance or annuity contracts.

     5)   Direct  investments  in real estate,  private  business  franchises or similar ventures.

     6)   Physical commodities (including foreign currencies) or any derivatives thereof.

10.  "Designated  Compliance  Representatives" are David Kowalski and Susan Wold
     or their designee(s).

11.  "Director of Research" is Jim Goff.

12.  "Ethics Committee" is comprised of Robin Beery, John Eisinger,  Greg Frost,
     Heidi Hardin,  Kelley Howes, David Kowalski,  Shannon Sisler, Gibson Smith,
     Susan Wold, and Justin Wright.

13.  "Independent  Trustees"  are  Outside  Trustees  who  are  not  "interested persons" of the Janus Funds  within the meaning of Section  2(a)(19) of the
     1940 Act.

14.  "Initial  Public   Offering"   ("IPO")  means  an  offering  of  securities
     registered  under  the  Securities  Act  of  1933,  the  issuer  of  which, immediately  before the  registration,  was not  subject  to the  reporting requirements of Section 13 or 15(d) of the Exchange Act.

15.  "Inside Trustees" are Trustees who are employed by Janus.

16.  "Interested Trustees" are Trustees who, due to special  circumstances,  are treated by Janus as  "interested  persons" of the Janus  Funds.  Interested
     Trustees are not employed by Janus.

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17.  "Investment  Personnel"  shall mean a person who makes or  participates  in making  decisions  regarding  the purchase or sale of  securities  by or on behalf of any  Client  and any  person  such as an  analyst  or trader  who directly assists in the process.  Such employees shall include, but are not limited to, Portfolio  Managers,  Assistant  Portfolio  Managers,  research analysts, research associates,  traders and trade operations personnel. All
     Investment Personnel are also deemed Access Persons.

18.  "Janus" is Janus Investment Fund, Janus Adviser Series, Janus Aspen Series,
     Janus Capital  Management LLC, Janus Services LLC, Janus  Distributors LLC,
     Janus  Holding   Corporation,   Janus  International   Holding  LLC,  Janus
     International  Ltd., Janus  International  (Asia) Ltd., Janus Capital Trust
     Manager Ltd., Janus Selection, Janus World Principal Protected Funds, Janus
     Capital Funds Plc, and INTECH.

19.  "Janus Funds" are Janus Investment Fund, Janus Adviser Series,  Janus Aspen
     Series,  Janus Global Funds SPC,  Janus  Selection,  Janus World  Principal
     Protected  Funds,  and Janus Capital Funds Plc and any other mutual fund or
     unregistered   product  to  which  Janus  or  a  control   affiliate  is  a
     sub-adviser.

20.  "Limited Offering" means an offering that is exempt from registration under the  Securities  Act of 1933, as amended  ("1933 Act")  pursuant to Section
     4(2) or Section  4(6) or  pursuant  to Rules 504,  505 and 506  thereunder.
     Limited  offerings are often referred to as "private  placements"  and many unregistered  investment vehicles such as hedge funds, private equity funds and venture capital funds are offered pursuant these exemptions.

21.  "NASD" is the National Association of Securities Dealers, Inc.

22.  "Non-Access  Person"  is any  person  that is not an  Access  Person.  If a
     Non-Access  Person  is a spouse or an  equivalent  domestic  partner  of an
     Access Person, then the Non-Access Person is deemed to be an Access Person.

23.  "Operating  Committee"  is  comprised  of Craig  Brown,  Greg Frost,  Heidi
     Hardin, Neil Holsteen, Kelley Howes, David Kowalski, Doug Laird, Frank Lao,
     John Mari, Tim Markham, Jesper Nergaard,  Stephanie Queisert, Dan Scherman,
     Shannon Sisler, Stuart Strepman, Mike Wade, and Nancy White.

24.  "Portfolio  Manager"  means any person who, in  connection  with his or her regular functions or duties, has primary  responsibilities  for determining the  securities  to be  purchased  or sold on behalf  of any Janus  Fund or advisory Client.

25.  "Registered Persons" are persons registered with the NASD by JD LLC.

26.  "Restricted Personnel" shall mean:

     1)   Any Independent Director, Interested Trustee or Officer of JNS.

     2)   Any  employee  who in the  ordinary  course of his or her business has
          access  either   directly  or   indirectly   to  material   non-public
          information  regarding JNS (such as certain  specified  members of the
          JNS internal audit, finance and legal staffs).

     3)   Any other persons  determined by the Ethics  Committee who potentially has access to material non-public information regarding JNS.

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27.  "Security Held or to be Acquired" means any Covered Security which,  within the most recent fifteen (15) days (i) is or has been held by any Client; or
     (ii) is being or has been considered by any Client for purchase.

28.  "SEC" is Securities and Exchange Commission.

29.  "Trustees" are Trustees of Janus Investment Fund, Janus Adviser Series, and
     Janus Aspen Series.

These  definitions  may be  updated  from  time to time to  reflect  changes  in personnel.

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                                  INTRODUCTION
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These  Ethics  Rules  ("Rules")  apply to all Covered  Persons and require  that
Janus'  business be conducted in accordance  with the highest  ethical and legal standards,  and in such a manner as to avoid any actual or perceived conflict of interest.

The  Rules  are  intended  to  ensure  that  you (i)  observe  applicable  legal
(including  compliance with applicable  state and federal  securities  laws) and ethical  standards  in the  performance  of your duties and in pursuit of Janus'
goals and  objectives;  (ii) at all times place the interests of the Janus Funds and  their  shareholders,  and  Clients  first;  (iii)  disclose  all  actual or potential  conflicts  (including  those between Janus Fund  shareholders and JNS public stockholders),  should they emerge, to the Operating Council or the Chief
Compliance Officer; (iv) adhere to the highest standards of loyalty,  candor and care in all matters relating to our Fund  Shareholders and Clients;  (v) conduct all personal trading,  including transactions in Janus Funds, Company Securities and  Covered  Securities,  consistent  with the Rules and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position
of  trust  and  responsibility;   and  (vi)  not  use  any  material  non-public
information in securities  trading.  The Rules also establish policies regarding other matters such as outside  employment  and the giving or receiving of gifts.
The Rules do not cover every issue that may arise,  but set out basic principles to guide all  personnel.  Adherence to the Code is critical to  maintaining  the integrity, reputation and performance of Janus.

You should note that certain  portions of the Rules (such as the rules regarding personal  trading) may also apply to others,  including  certain members of your family.

You are  required  to read and  retain  these  Rules  and to sign and  submit an
Acknowledgment  of Receipt Form to Compliance upon commencement of employment or other services. On an annual basis thereafter,  you will be required to complete an Annual  Certification  Form. The Annual  Certification Form confirms that (i)
you have  received,  read and asked any questions  necessary to  understand  the
Rules;  (ii) you agree to conduct  yourself in  accordance  with the Rules;  and
(iii)  you have  complied  with the  Rules  during  such  time as you have  been associated with Janus.  Depending on your status,  you may be required to submit additional reports and/or obtain clearances as discussed more fully below.

You are also responsible for reporting matters involving violations or potential violations of the Rules or applicable  legal and regulatory  requirements by JNS personnel of which you may become aware. Reports may be made to your supervisor,
Compliance  Representative or Legal Representative.  You may also make anonymous reports of possible Code violations by calling  1-800-326-LOSS.  An Employee who in good faith  reports  illegal  or  unethical  behavior  will not be subject to reprisal  or  retaliation  for  making  the  report.  Retaliation  is a  serious violation of this policy and any concern  about  retaliation  should be reported immediately.  Any  person  found to have  retaliated  against  an  Employee  for reporting violations will be subject to appropriate disciplinary action.

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Unless otherwise  defined,  all capitalized terms shall have the same meaning as set forth in the Definitions section.

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                         PERSONAL TRADING CODE OF ETHICS
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                                    OVERVIEW

In general,  it is unlawful for persons  affiliated with  investment  companies, their principal  underwriters or their investment advisers to engage in personal transactions  in  securities  held or to be acquired by a registered  investment company  or in  the  registered  investment  company  itself  if  such  personal transactions  are made in  contravention of rules the SEC has adopted to prevent fraudulent,  deceptive  and  manipulative  practices.  Such rules  require  each registered  investment company,  investment adviser and principal underwriter to adopt its own written code of ethics containing  provisions reasonably necessary to prevent its employees from engaging in such conduct, and to maintain records, use  reasonable  diligence,  and institute  such  procedures  as are  reasonably necessary to prevent violations of such code. In addition, registered investment advisers are required to establish, maintain and enforce written codes of ethics that include certain minimum standards of conduct, including among other things, reporting of personal securities  transactions by Access Persons.  This Personal
Trading Code of Ethics ("Code") and information  reported  hereunder will enable
Janus to fulfill these requirements.

The Code  applies  to  transactions  for your  personal  accounts  and any other accounts you  Beneficially  Own. You may be deemed the  Beneficial  Owner of any account in which you have a direct or indirect financial interest. Such accounts include,  among  others,  accounts held in the name of your spouse or equivalent domestic partner,  your minor children,  a relative sharing your home or certain trusts under which you or such persons are a beneficiary.

                               GUIDING PRINCIPLES

Recognizing that certain  requirements  are imposed on investment  companies and their  advisers  by virtue of the 1940 Act and the  Investment  Advisers  Act of
1940,  considerable thought has been given to devising a code of ethics designed to provide  legal  protection  to accounts  for which a  fiduciary  relationship exists and at the same time  maintain an atmosphere  within which  conscientious professionals  may develop and maintain  investment  skills.  It is the combined judgment of Janus that as a matter of policy a code of ethics should not inhibit responsible  personal investment by professional  investment  personnel,  within boundaries  reasonably necessary to ensure that appropriate  safeguards exist to protect  Janus  Clients.  This  policy  is based  on the  belief  that  personal
investment   experience  can  over  time  lead  to  better  performance  of  the individual's professional investment responsibilities.  The logical extension of this line of  reasoning is that such  personal  investment  experience  may, and conceivably should, involve securities,  which are suitable for Janus Clients in question.  This policy quite obviously  increases the possibility of overlapping transactions.  The  provisions  of the Code,  therefore,  are designed to foster personal  investments while minimizing  conflicts under these  circumstances and establishing safeguards against overreaching.

                  CAUTION REGARDING PERSONAL TRADING ACTIVITIES

Certain personal trading  activities may be risky not only because of the nature of the  transactions,  but also because action necessary to close a position may become  prohibited for some Covered Persons while the position remains open. For example,  you may not be able to close  out  short  sales  and  transactions  in
derivatives.   Furthermore,  if  Janus  becomes  aware  of  material  non-public information,  or if a Client is active in

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a given  security,  some  Covered  Persons  may find  themselves  "frozen"  in a position. Janus will not bear any losses in personal accounts resulting from the application of these Rules.

                    COMMUNICATIONS WITH INDEPENDENT TRUSTEES

As a regular  business  practice,  Janus  attempts  to keep the Funds'  Trustees informed with respect to its  investment  activities  through  reports and other information  provided to them in connection  with board  meetings,  on a website dedicated to the Trustees, through meetings between the Chairman of the trustees and Janus' CIO(s) held in the interim  between board meetings and otherwise.  In addition,  Janus personnel are encouraged to respond to inquiries from Trustees, particularly as they relate to general  strategy  considerations  or economic or market  conditions  affecting  the  Funds.  With  regard  to  specific  holdings information, however, Janus has adopted mutual fund holdings disclosure policies and procedures  designed to be in the best interest of the Funds, to protect the confidentiality  of the Funds'  portfolio  holdings and to permit  disclosure of non-public  portfolio  holdings  where such a disclosure is consistent  with the antifraud  provisions  of the  federal  laws and a Fund's  or  Janus'  fiduciary duties. The mutual funds holdings disclosure policy [specifically] provides that for legitimate  business purposes the Trustees may receive non-public  portfolio holdings.  Accordingly,  the Trustees may receive specific information regarding trading  activities  and  portfolio  holdings  during their  periodic  portfolio performance  reviews and other interim meetings to review investment  department activities  and  personnel,  as  referred  to above.  In  addition,  the  policy contemplates  that,  from  time to  time,  the  Trustees  may  receive  specific information in order to perform their duties.  Consistent with that mutual funds holdings  disclosure  policy,  however,  it is  Janus'  general  policy  not  to communicate  specific trading or holdings  information and/or advice on specific issues to Independent  Trustees (i.e., not to provide  information on securities for which current  activity is being considered for Clients) except as set forth above and in accordance  with the policy.  Any pattern of repeated  requests for specific  trading  information  not in accordance with the mutual funds holdings disclosure  policy or as part of their  responsibilities  by the Funds' Trustees should be  reported to the Chief  Compliance  Officer or the Vice  President  of
Compliance.

                              GENERAL PROHIBITIONS

The  following   activities  are  prohibited  for  applicable   Covered  Persons
(remember, if you work at Janus full-time, part-time, temporarily, on a contract basis or you are a Trustee,  you are a Covered Person).  Persons who violate any prohibition may be required to disgorge any profits  realized in connection with such violation to a charitable organization selected by the Ethics Committee and may be subject to other sanctions imposed by the Ethics  Committee,  as outlined in the Penalty Guidelines.

Covered  Persons  may not  cause a  Client  to take  action,  or to fail to take action, for personal benefit, rather than to benefit such Client. For example, a
Covered  Person  would  violate  this  Code by  causing  a  Client  to  purchase securities  owned  by the  Covered  Person  for the  purpose  of  supporting  or increasing  the price of that  security  or by causing a Client to refrain  from selling  securities in an attempt to protect a personal  investment,  such as an option on that security.

     1)   Covered Persons may not use knowledge of portfolio  transactions  made or contemplated for Clients to profit,  or cause others to profit,  by the market effect of such transactions.

     2)   Covered  Persons have an obligation to safeguard  material  non-public information  regarding  Janus and its  Clients.  Accordingly,  Covered
          Persons  may  not  disclose  current  portfolio  transactions  made or contemplated for Clients or any other non-public information to anyone outside of Janus,  except under Janus' Mutual Fund Holdings  Portfolio
          Disclosure Policy (attached as Exhibit A) and Janus Capital Management
          LLC  Portfolio  Holdings  Disclosure  Policy

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          for Separately Managed Accounts and Commingled Portfolios (attached as
          Exhibit B).

     3)   Covered  Persons may not engage in  fraudulent  conduct in  connection with the  purchase or sale of  Securities  Held or to be Acquired by a
          Client, including without limitation:

          (i)  Employing any device, scheme or artifice to defraud any Client.

          (ii) Making any untrue  statement  of  material  fact to any Client or omitting  to state to any Client a  material  fact  necessary  in order to make the statements made, in light of the  circumstances under which they are made, misleading.

          (iii) Engaging  in any act,  practice  or  course  of  business  which operates or would operate as a fraud or deceit upon any Client.

          (iv) Engaging in any manipulative practice with respect to any Client.

          (v)  Investing in derivatives to evade the  restrictions of this Code.
               Accordingly,   individuals   may  not  use  derivatives  to  take
               positions in securities that would be otherwise prohibited by the
               Code if the positions were taken directly.

     4)   Investment  Personnel  may not  serve on the board of  directors  of a publicly traded company without prior written  authorization  from the
          Ethics Committee.  No such service shall be approved without a finding
          by  the  Ethics   Committee  that  the  board  service  would  not  be
          inconsistent  with the  interests  of  Clients.  If board  service  is authorized by the Ethics Committee,  the Investment  Personnel serving as Director  normally should be isolated from those making  investment decisions with respect to the company involved through "Chinese Walls"
          or other procedures.

     5)   Covered  Persons  are also  prohibited  from  engaging in a pattern of transactions in Covered Securities, Company Securities and Janus Funds
          which are excessively frequent so as to potentially:

          (i)  Impact    their    ability   to   carry   out   their    assigned
               responsibilities.

          (ii) Increase the possibility of actual or apparent conflicts.

          (iii) Violate  any  provision  of the  Rules,  the  Corporate  Code of
               Conduct and Janus Funds' prospectuses.

                       TRANSACTIONS IN COMPANY SECURITIES

WINDOW PERIODS FOR COMPANY SECURITY TRADES

Restricted  Personnel and their related  parties (your  parents,  spouse,  minor children  and  other  persons  living  in your  household,  as well as you) may, subject to pre-clearance  and other limitations under the insider trading policy and unless informed to the contrary, only trade in Company Securities during the
Window  Period.  The Window Period will generally  open  twenty-four  (24) hours after JNS publicly  announces its quarterly  earnings and will close 10 calendar days prior to quarter end.  Unless  Restricted  Personnel  have been notified by
Compliance  to the  contrary,  no  securities  trades may take place outside the
Window Period.

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Non-discretionary  transactions in Company  Securities (e.g., the acquisition of securities  through  Janus' ESPP or receiving  options in Company  Securities as part of a compensation or benefit plan) do not require pre-clearance.

Covered Persons may not engage in  transactions  in Company  Securities that are
speculative   in  nature.   Speculative   trading  in  Company   Securities   is
characterized by transactions in "put" or "call" options, short sales or similar derivative transactions.  Janus discourages short term trading in its own stock.
This includes soliciting  speculative trades in Company  securities.  You should not solicit or offer an opinion on Janus stock.

INDEPENDENT TRUSTEES ARE PROHIBITED FROM OWNING COMPANY SECURITIES.

PRE-CLEARANCE PROCEDURES FOR COMPANY SECURITIES

To pre-clear a trade,  Restricted  Persons must submit a  Pre-Clearance  Form to
Compliance  through Janus' web-based Personal Trading  Application  ("iComply").
The Director of  Compliance  or such other  Compliance  or Legal  Representative shall discuss the  transaction  with Janus'  General  Counsel,  Chief  Financial
Officer or Chief Compliance Officer. Compliance shall promptly notify the person of approval or denial for the transaction via email. Notification of approval or denial for the transaction may be given verbally; however, it shall be confirmed in writing within seventy-two (72) hours of verbal notification. Prior clearance is in  effect  for  four  business  days  from  and  including  the day of first notification  to  execute  the  trade  unless  revoked  by  Janus  prior  to the expiration of the four business day period.

                           TRANSACTIONS IN JANUS FUNDS

No Covered  Person  (including  Trustees)  shall engage in excessive  trading or market timing  activities with respect to any Janus Fund (excluding  taxable and tax-exempt  money  market  funds).  For the purposes of the  foregoing,  "market timing"  shall be defined as a purchase and  redemption,  regardless of size, in and out of the same  Janus  Fund in excess of four  "round  trips"  per  rolling
12-month  period.  A "round  trip" is a  redemption  out of a Janus Fund (by any means) followed by a purchase back into the same Janus Fund (by any means).

Certain  transactions  in Fund  shares,  such as periodic  rebalancing  (no more frequently  than  quarterly)  or those  which are made  pursuant  to  systematic purchase,  exchange,  or redemption  programs  generally do not raise  excessive trading concerns and normally do not require application of the method to detect and deter excessive trading.

Covered  Persons  are also  required  to notify  Compliance  of each  Janus Fund account in which they have  Beneficial  Ownership  (see  Reporting  Requirements below).  Covered Persons are subject to any redemption fees charged by the Janus
Funds.

BAN ON SHORT-TERM TRADING PROFITS

Covered Persons (including  Trustees) shall disgorge any profits realized in the purchase and sale of the same Janus Fund (excluding taxable and tax-exempt money market funds) within ninety (90) calendar days. Accordingly, if you sell a Janus
Fund within ninety (90) calendar days of purchasing  it, you will be required to disgorge  any profit  made.  Disgorgement  calculations  are  determined  by the
Last-in,  First-out  (LIFO) method.  The ninety (90) day holding period does not apply to written  systematic  purchase or sale plans such as payroll  deduction, automatic monthly investment, or 401(k) contributions. However, it does apply to
all  other  non-systematic  transactions  such  as  periodic  rebalancing.   Any
disgorgement  of profits  required  under this  provision  shall be donated to a charitable  organization selected by the Ethics Committee.  The Ethics Committee may grant  exceptions  to this  ninety  (90) day  holding  period as a result of death, disability or other special circumstances.

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                       TRANSACTIONS IN COVERED SECURITIES

TRADING RESTRICTIONS

The  trading  restrictions  of  the  Code  apply  to  all  direct  and  indirect acquisitions and dispositions of Covered Securities,  whether by purchase, sale, stock purchase plan, gift, inheritance or otherwise. Unless otherwise noted, the following  trading  restrictions  are applicable to any transaction in a Covered
Security (excluding Janus Funds;  trading restrictions for Janus Funds are noted
above) Beneficially Owned by a Covered Person.  Independent  Trustees are exempt from certain  trading  restrictions  because of their limited  access to current information  regarding Janus Funds and Client  investments.  Any disgorgement of profits  required  under any of the following  provisions  shall be donated to a
charitable   organization   selected  by  the  Ethics  Committee.   However,  if
disgorgement  is  required  as a result of trades by a  portfolio  manager  that conflict with that  manager's own Clients,  disgorgement  proceeds shall be paid directly  to such  Clients.  If  disgorgement  is  required  under more than one provision,  the Ethics  Committee  shall  determine in its sole  discretion  the provision that shall control.

For trading  restrictions  applicable to Janus Funds, please see Transactions in
Janus Funds above.

EXCLUDED TRANSACTIONS

Some  or all of the  trading  restrictions  listed  below  do not  apply  to the
following  transactions;   however,  these  transactions  must  be  reported  to
Compliance (see Reporting Requirements):

1.   Tender offer transactions are exempt from all trading restrictions.

2.   The acquisition of Covered Securities  through an employer  retirement plan such as 401(k)  Plan or stock  purchase  plans is exempt  from all  trading restrictions except  pre-clearance,  the trading ban on Portfolio Managers, and the seven day rule.  (Note: the sales of securities  acquired through a stock purchase plan are subject to all of the trading  restrictions  of the
     Code.)

3.   The acquisition of securities  through stock dividends,  automatic dividend
     reinvestment   plans,   stock  splits,   reverse  stock  splits,   mergers,
     consolidations,  spin-offs or other similar  corporate  reorganizations  or distributions generally applicable to all holders of the same class of such securities  are exempt from all trading  restrictions.  The  acquisition of securities  through the exercise of rights  issued by an issuer pro rata to all  holders  of a class of  securities,  to the  extent  the  rights  were acquired in the issue, is exempt from all trading restrictions.

4.   An Approved  Non-Influence and Non-Control  Account.  See Non-Influence and
     Non-Control  Account section of this Code.  Please note that these accounts are  subject  to  the  reporting  requirements  and  to  the  pre-clearance requirements for Trades in Company Securities for Restricted Employees.

5.   The  acquisition  of securities by gift or  inheritance  is exempt from all trading  restrictions.  (Note: the sales of securities  acquired by gift or inheritance are subject to all trading restrictions of the Code.)

6.   Transactions  in  Covered  Securities  that are  gifted  (except  for gifts intended as political contributions) to charitable organizations are exempt from all  trading  restrictions.  Note  this  exception  does not  apply to
     Company Securities.

                                                                              12

DISCLOSURE OF CONFLICTS

If an Investment Person is planning to invest or make a recommendation to invest in  securities  for a Client,  and such  person has a material  interest  in the security  or issuer of the  security,  such  person  must  first  disclose  such interest to his or her manager.  The manager shall conduct an independent review of the  recommendation to purchase the security for the Client.  The manager may review the  recommendation  only if he or she has no  material  interest  in the security or issuer of the security.  A material interest is Beneficial Ownership of any security (including derivatives,  options,  warrants or rights), offices, directorships, significant contracts, interests or relationships that are likely to affect such person's judgment.

Investment Personnel may not fail to timely recommend a suitable security to, or purchase or sell a suitable security for a Client in order to avoid an actual or apparent conflict with a personal  transaction in that security.  Before trading any  security,  a research  analyst has a duty to provide to Janus any material;
public information that comes from the company about such security in his or her possession.  As a result,  Investment  Personnel  should confirm that a research note regarding such information is on file prior to trading in the security,  or if not, should disclose the information to his or her manager or the appropriate portfolio manager.

TRADING BAN ON PORTFOLIO MANAGERS AND RESEARCH ANALYSTS

Portfolio  Managers are generally  prohibited from trading personally in Covered
Securities.  However,  the following types of transactions  are exempt from this policy,  but are subject to all  applicable  provisions of the Rules,  including pre-clearance:

1.   The purchase or sale of Non-Covered Securities or Company Securities.

2.   The sale of any security that is not held by any Client.

3.   The sale of any  security in order to raise  capital to fund a  significant life event. For example,  purchasing a home or automobile or paying medical or education expenses.

4.   The purchase or sale of any security that is not a  permissible  investment for any Client.

Research  Analyst are generally  prohibited  from trading  personally in Covered
Securities that are on their coverage lists.

BAN ON IPOS

Covered Persons (except  Independent  Trustees and Interested  Trustees) may not
purchase securities in an IPO (excluding secondary, fixed-income and convertible securities  offerings).  Such securities may be purchased or received,  however, when the  individual has an existing right to purchase the security based on his or her status as an  investor,  policyholder  or  depositor  of the  issuer.  In addition,  securities  issued in  reorganizations  are also outside the scope of this prohibition if the transaction  involves no investment decision on the part of the Covered Person except in connection with a shareholder  vote.  (Note: any securities or transactions  that fall outside the scope of this  prohibition are subject to all applicable trading restrictions.)

BLACKOUT PERIOD

No Access  Person may engage in a  transaction  in a Covered  Security when such person knows or should have known at the time there to be pending,  on behalf of any Client,  a "buy" or "sell"  order in that same  security.  The  existence of pending  orders  will be  checked  by  Compliance  as part of the  pre-clearance process.  Pre-clearance may be given when any pending Client order is completely executed or withdrawn.

SEVEN- DAY BLACKOUT PERIOD

Investment  Personnel  may not  trade in a  Covered  Security  within  seven (7)
calendar  days  after a trade in that  security  has been  made on behalf of any
Janus Fund or Client.

                                                                              13

                 PRECLEARANCE PROCEDURES FOR COVERED SECURITIES

Access Persons (except Independent  Trustees) must obtain pre-clearance prior to engaging  in  any  personal  transaction  in  Covered  Securities,  unless  such transaction  meets one of the Excluded  Transactions  provisions  note above.  A
Personal  Trading  Pre-clearance  Form must be submitted to  Compliance  through
iComply.  The  Pre-clearance  Form  should  indicate  if  securities  are  being purchased in a Limited Offering.  Compliance shall promptly notify the person of approval or denial of the  transaction  via email.  Notification  of approval or denial of the transaction may be given verbally;  however, it shall be confirmed
in  writing  within  seventy-two  (72)  hours  of  verbal   notification.   When
pre-clearance has been approved, the person then has four (4) business days from and including the day of first notification to execute the trade.

Investment personnel who have been authorized to acquire securities in a Limited
Offering  or who hold such  securities  must  disclose  that  investment  to the
Director of Research  when they are involved in a Client's  consideration  of an investment in that issuer,  and the Client's  decision to purchase such security must be independently  reviewed and approved by the Chief Investment  Officer or
Director of  Research  provided  such  person  have no personal  interest in the issuer.

PRE-CLEARANCE PROCESS FOR JNS ACCESS PERSONS AND INVESTMENT PERSONS

A.   General  pre-clearance  shall be  obtained  by all Access  Persons  from an authorized person from each of the following:

     1.   A  designated  Legal or  Compliance  Representative  will  present the personal  investment to the Director of Research and his/her designee.
          The Director of Research will send an e-mail  notification  containing
          the  personal  investment   information  to  all  Portfolio  Managers,
          Research Analysts, and Traders. Portfolio Managers,  Research Analysts
          and Traders  shall object to such  clearance in writing if such person knows of a conflict with a pending Client transaction or a transaction known  by  such  person  to  be  under  consideration  for  a  Client.
          Objections  to such  clearance  should also take into  account,  among other factors,  whether the investment  opportunity should be reserved for a Client.  If no objections are raised,  the  Designated  Legal or
          Compliance Representative shall so indicate on the Pre-clearance Form.
          Such approval  shall not be required for sales of securities  not held by any Clients.

     2.   A  designated  Legal or  Compliance  Representative  will  verify  via
          iComply that at the time of the request  there are no pending "buy" or
          "sell"  orders in the security on behalf of a Janus Client  (excluding
          INTECH Clients).

     3.   The  Director  of  Compliance  or a  designated  Legal  or  Compliance
          Representative  may provide  clearance  if no legal  prohibitions  are known by such  person to exist  with  respect to the  proposed  trade.
          Approvals for such  clearance  should take into  account,  among other factors,  the existence of any Watch List or Restricted List, if it is determined  by  Compliance  that the  proposed  trade  will not have a material  influence  on the  market  for that  security  or will  take advantage  of or hinder  client  trading,  if the  Access  Person  has completed  an  Ethics  Rules  training  session,  and,  to the  extent reasonably  practicable,  recent  trading  activity  and  holdings  of
          Clients.

                                                                              14

B.   Trades  by  Investment  Personnel  employed  by JNS may not be  pre-cleared pursuant to Section A above. Instead,  Investment Personnel must obtain the following approvals.

     1.   Investment  Personnel  must send an email to all  Portfolio  Managers,
          Research Analysts and Traders requesting pre-clearance with a detailed analysis (i.e., describe company's business,  valuation and investment rationale) as to why they are requesting the transaction and why it is not appropriate  for Clients.  This will start the clock for the Seven
          (7) Day Blackout Period.

     2.   If, on the seventh (7th) calendar day after the Investment Person sent the email to the group and no one  objected to the trade and no trades in that security occurred on behalf of any Janus Fund or Clients, then the Investment  Person must next receive written (email) approval from the Director of Research who will evaluate (i) whether or not there is any conflict of interest or questions of  impropriety  and (ii) if the
          Investment  Person is also a research  analyst  and at the time of the request  covers the security,  the Director of Research  shall decline the request.

     3.   If steps one and two above  clear,  then the  Investment  Person  must request  pre-clearance  from  Compliance via iComply.  Compliance will verify  steps  one and two have  been  completed  and then  check  the
          Restricted List and trading blotter to ensure no trades are pending.

If steps  one,  two and  three  under  Section  B above  are all  cleared,  then pre-clearance  will be  granted  and the  Investment  Person  will have four (4)
business days to execute the trade.

In  addition  to  the  pre-clearance   requirements  for  Investment  Personnel,
Assistant  Portfolio  Managers  must  obtain  prior  written  approval  from the
Portfolio  Manager of the Janus Fund or  advisory  Client for which he or she is the Assistant Portfolio Manager.  Assistant Portfolio Managers are also required to note on the Pre-clearance Form whether or not the security was recommended to
Portfolio  Managers for purchase or sale on behalf of any Janus Fund or advisory
Client, and the reason why the Portfolio Manager decided the transaction was not appropriate at the time.

C.   Investment Person (excluding Portfolio Managers)  Pre-Clearance of Exchange
     Traded Funds (ETFs):

     1.   The Investment  Person must receive written (email)  approval from the
          Director of  Research  who will  evaluate  whether or not there is any conflict of interest or questions of impropriety.

     2.   Upon approval by the Director of Research the  Investment  Person must request  pre-clearance  from  Compliance via iComply.  Compliance will verify approval and then check the Restricted List and trading blotter to determine whether trades are pending.

NO  AUTHORIZED  PERSON MAY  PRE-CLEAR  A  TRANSACTION  IN WHICH SUCH  PERSON HAS
BENEFICIAL OWNERSHIP.

PRECLEARANCE PROCESS FOR INTECH ACCESS PERSONS

General  pre-clearance  shall be obtained by all INTECH  Access  Persons from an authorized person from each of the following:

     1.   A  designated  Legal or  Compliance  Representative  will  present the personal  investment to INTECH's Chief Compliance Officer ("CCO"),  or
          INTECH's Compliance Director in the absence of the CCO, whereupon they will  have an  opportunity  to  object  in  writing.  INTECH's  CCO or
          INTECH's  Compliance  Director  shall object to such clearance if such person  knows of a conflict  with a pending

                                                                              15

          Client  transaction or a transaction  known to be under  consideration for a  Client.  Objections  to such  clearance  should  also take into account,  among  other  factors,  whether the  investment  opportunity should be reserved  for a Client.  If no  objections  are raised,  the
          Designated Legal or Compliance Representative shall so indicate on the
          Pre-clearance Form.

     2.   A  designated  Legal or  Compliance  Representative  will  verify  via
          iComply that at the time of the request  there are no pending "buy" or
          "sell" orders in the security on behalf of an INTECH Client (excluding
          JNS Clients).

     3.   The  Director  of  Compliance,  or a  designated  Legal or  Compliance
          Representative  may provide  clearance  if no legal  prohibitions  are known by such  person to exist  with  respect to the  proposed  trade.
          Approvals for such  clearance  should take into  account,  among other factors,  the existence of any Watch List or Restricted List, if it is determined  by  Compliance  that the  proposed  trade  will not have a material  influence  on the  market  for that  security  or will  take advantage  of or hinder  client  trading,  if the  Access  Person  has completed  an  Ethics  Rules  training  session,  and,  to the  extent reasonably  practicable,  recent  trading  activity  and  holdings  of
          Clients.

NO  AUTHORIZED  PERSON MAY  PRE-CLEAR  A  TRANSACTION  IN WHICH SUCH  PERSON HAS
BENEFICIAL OWNERSHIP.

FOUR DAY EFFECTIVE PERIOD

Clearances  to trade will be in effect for four (4)  trading/business  days from and  including the day of first  notification  of approval.  For stock  purchase plans,  exercise of Company  Securities and similar  transactions,  the date the request  is  submitted  to  the  company  processing  the  transaction  will  be considered  the  trade  date for  purposes  of this  requirement.  Open  orders, including  stop loss orders,  will generally not be allowed unless such order is expected  to be  completed  within  the four  (4) day  effective  period.  It is
necessary  to  re-pre-clear   transactions  not  executed  within  the  four-day
effective period.

PRE-CLEARANCE OF STOCK PURCHASE PLANS

Access Persons (except Independent  Trustees) who wish to participate in a stock purchase plan must pre-clear such trades via iComply prior to submitting  notice of  participation  in such stock  purchase plan to the  applicable  company.  To pre-clear  the trade,  the Director of  Compliance  shall  consider all material factors  relevant to a potential  conflict of interest between the Access Person and Clients.  In addition,  any increase of $100 or more to a pre-existing stock purchase plan must be pre-cleared.

SIXTY DAY RULE -- PROHIBITION ON SHORT-TERM PROFITS

Access and Investment Persons (except  Independent  Trustees) shall disgorge any profits realized in the purchase and sale, or sale and purchase,  of the same or equivalent  Covered  Securities  within sixty (60) calendar  days.  Disgorgement calculations are determined by the Last-in, First-out (LIFO) method.

ONE DAY BEST PRICE RULE

Any Access  Person  (except  Independent  Trustees)  who buys or sells a Covered
Security  within one (1) business day before such  security is bought or sold on behalf of any Client  must  disgorge  any price  advantage  realized.  The price advantage  shall be the  favorable  spread,  if any,  between  the price paid or received by such Access Person and the least favorable price paid or received by a Client  during such  period.(1)  The Ethics  Committee  has the  authority  by unanimous  action to exempt any
-------------

(1)  Personal  purchases are matched  against  subsequent  Client  purchases and personal sales are matched against  subsequent Client sales for purposes of this  restriction.  JNS Personnel trades will be matched against JNS Client trades and INTECH  Personnel  trades will be matched  against INTECH Client trades.

                                                                              16

person from the one (1) day rule if such person is selling  securities  to raise capital to fund a  significant  life event.  For  example,  purchasing a home or automobile  or paying  medical or  education  expenses.  In order for the Ethics
Committee to consider  such  exemption,  the life event must occur within thirty
(30)  calendar  days of the  security  transaction,  and the person must provide written confirmation of the event.

FIVE DAY BEST PRICE RULE

Any  Investment  Person  who buys or sells a Covered  Security  within  five (5)
business  days  before  such  security is bought or sold on behalf of any Client must disgorge any price  advantage  realized.  The price  advantage shall be the favorable  spread, if any, between the price paid or received by such person and the least favorable price paid or received by a Client during such period.(2)

SHORT SALES

Any  Access  Person  (except  Independent  Trustees)  who sells  short a Covered
Security  that such person knows or should have known is held long by any Client shall disgorge any profit realized on such  transaction.  This prohibition shall not apply,  however,  to  securities  indices or  derivatives  thereof  (such as futures contracts on the S&P 500 index).  Client ownership of Covered Securities will be checked as part of the pre-clearance process.

HEDGE FUNDS, INVESTMENT CLUBS AND OTHER INVESTMENTS

No Access  Person  (except  Independent  Trustees and  Interested  Trustees) may participate in hedge funds, investment partnerships, investment clubs or similar investment  vehicles,  unless  such  person does not have any direct or indirect influence or control over the trading. Covered Persons wishing to rely upon this provision must mark the account as a Non-Influence  and  Non-Control  account on the Account Disclosure Form in iComply and submit it to Compliance for approval.
(See Non-Influence and Non-Control Accounts section below.) Such investments are typically Limited Public Offerings and are subject to pre-clearance.

                             REPORTING REQUIREMENTS

ACCOUNT STATEMENTS

All Covered Persons (except Independent Trustees) must notify Compliance of each brokerage account and Janus Fund account in which they have Beneficial Ownership and must  arrange  for their  brokers or  financial  institutions  to provide to
Compliance,  within thirty (30) calendar days,  duplicate account statements and confirmations  showing all  transactions  in brokerage or Janus Fund accounts in which they have  Beneficial  Ownership.  Disclosure of  reportable  brokerage or
Janus Fund accounts must be submitted via iComply.

Please  note that even if such  person does not trade  Covered  Securities  in a particular  brokerage or commodities  account (e.g.,  trading  non-Janus  mutual funds in a Schwab account),  the reporting of duplicate  account  statements and confirmations  is required.  Reporting of accounts that do not allow any trading in Covered  Securities  (e.g., a mutual fund account held directly with the fund sponsor) is not required.

Independent  Trustees and  Interested  Trustees  must notify  Compliance of each
Janus Fund account in which he or she has  Beneficial  Ownership,  including any brokerage account through which Janus Fund shares are held, and must arrange for their brokers or financial  institutions  to provide to Compliance,  on a timely basis,  duplicate account statements and confirmations  showing all transactions in brokerage  or Janus Fund  accounts
--------------

(2)  Personal  purchases are matched  against  subsequent  Client  purchases and personal sales are matched against  subsequent Client sales for purposes of this restriction.

                                                                              17

in which they have Beneficial  Ownership.  Disclosure of reportable brokerage or
Janus Fund accounts must be submitted via iComply.

Covered  Persons  must  immediately  report  to  Compliance  the  opening  of  a reportable account, and certify annually  thereafter,  including the name of the firm and the name under which the account is carried.  Disclosure  of reportable brokerage or Janus Fund accounts must be submitted via iComply.

Certain transactions might not be reported through a brokerage account,  such as private  placements,  inheritances or gifts. In these instances,  Access Persons must  report  these  transactions  within  ten  (10)  calendar  days  after  the transaction using a Personal Securities Transaction Report as noted below.

--------------------------------------------------------------------------------

Registered  Persons  of JD LLC are  reminded  that  they must  also  inform  any brokerage  firm with  which  they open an  account  at the time the  account  is
opened,      that      they      are      registered      with      JD      LLC.
--------------------------------------------------------------------------------

HOLDINGS REPORTS

Access Persons (except Independent Trustees) must submit to the Chief Compliance
Officer  or his  designee  via  iComply,  within  ten (10)  calendar  days after becoming an Access  Person,  Covered  Securities  and Janus Mutual Fund Holdings
beneficially held and any accounts through which such securities are maintained.
In addition,  persons  designated as either Access or Investment  Personnel must provide a brief  description  of any positions  held (e.g.,  Director,  Officer, other) with  for-profit  entities  other than Janus by submitting a Directorship
Disclosure  Form.  Every Access Person must submit an annual  holdings report at least once each twelve  month  period.  The  reports  must  contain  information current  as of no more  than  forty-five  (45)  calendar  days from the time the report is submitted.

PERSONAL SECURITIES TRANSACTION REPORTS

Access  Persons  (other  than  Independent  Trustees)  must submit via iComply a
Personal Securities  Transaction Report to the Chief Compliance Officer or other persons  designated  in this Code within ten (10)  calendar days after any month end showing all transactions in Covered Securities for which confirmations known by such person were not timely provided to Janus, and all such transactions that are not  effected  in  brokerage  or  commodities  accounts,  including  without limitation non-brokered private placements,  and transactions in securities that are in  certificate  form,  which  may  include  gifts,  inheritances  and other transactions in Covered Securities.

Independent  Trustees and  Interested  Trustees must report a  transaction  in a
Covered  Security if such person knew,  or in the ordinary  course of fulfilling his or her  official  duties as a Trustee  should have known,  that,  during the fifteen (15) day period  immediately  preceding  the date of his or her personal transaction, such security was purchased or sold by, or was being considered for purchase  or sale on behalf of any Janus  Fund for  which  such  person  acts as
Trustee.

Such persons must promptly comply with any request of the Director of Compliance to Provide  Transaction  reports  regardless  of whether  their  broker has been instructed to provide  duplicate  confirmations.  Such reports may be requested, for example, to check that all applicable confirmations are being received or to supplement the requested  confirmations  when a broker is difficult to work with or otherwise fails to provide duplicate confirmations on a timely basis.

                                                                              18

NON-INFLUENCE AND NON-CONTROL ACCOUNTS

The Rules  shall not apply to any  account,  partnership  or similar  investment vehicle  over which a Covered  Person  has no direct or  indirect  influence  or control.  Covered  Persons  wishing to rely upon this  provision are required to receive  prior  approval  from the Ethics  Committee.  In order to request  such approval,  the account  must be marked as  Non-Influence  and  Non-Control  when submitted to  Compliance  via iComply.  Note:  Although a Covered  Person may be
given an  exemption  from the Rules for a certain  account,  such  accounts  are prohibited from  purchasing  securities in an initial public  offering,  Limited
Public Offerings,  and Company Securities except in accordance with these Rules;
and  he or  she  is  required  to  provide  Compliance  with  duplicate  account statements and trade confirmations.

Any account beneficially owned by a Covered Person that is managed by Janus in a discretionary  capacity is not covered by these Rules as long as such person has no direct or indirect  influence  or control over the  account.  The  employment relationship between the account-holder and the individual managing the account, in the absence of other facts indicating control will not be deemed to give such account-holder influence or control over the account.

                              OTHER REQUIRED FORMS

In addition to the Pre-clearance Form,  Personal Brokerage Account  Disclosures,
Directorship Disclosure Form, Report of Personal Securities Transactions, Annual
Transaction  Report and Notification of Non-Influence  and Non-Control  Accounts
discussed above, the following  certifications  (available through iComply) must be completed if applicable to you:

ACKNOWLEDGMENT OF RECEIPT CERTIFICATION

Each Covered Person must provide  Compliance with an  Acknowledgment  of Receipt
Certification  within ten (10)  calendar days of  commencement  of employment or other  services  certifying  that he or she has  received a current  copy of the
Rules and acknowledges, as a condition of employment, that he or she will comply with the Rules in their  entirety.  In  addition,  Compliance  will  provide all
Covered  Persons with a copy of any amendments to these Rules,  and each Covered
Persons must certify an acknowledgement of receipt of any material amendments.

ANNUAL CERTIFICATION

Each Covered Person must certify annually that he or she:

1.   Has received, read and understands the Rules.

2.   Has complied with the requirements of the Rules.

3.   Has  disclosed  or  reported  all open  brokerage  account  and Janus  Fund accounts,  personal holdings and personal securities  transactions required to be disclosed or reported pursuant to the requirements of the Rules.

INVESTMENT PERSONS SEMI-ANNUAL TRANSACTION CERTIFICATION

Each  Investment  Person  must  provide   Compliance  with  a  Transaction  Form
semi-annually for the calendar year.  Investment Persons must certify whether he or she made  directed  transactions  in Janus Mutual Funds based on knowledge of material, non-public information.

TRUSTEE REPRESENTATION CERTIFICATION

All Trustees must upon commencement of services and annually thereafter, provide
Compliance with an Independent  Trustee/Interested  Trustee Representation Form.
The Form  declares  that such  persons  agree to  refrain  from  trading  in any securities  when they are in possession  of any  information  regarding  trading recommendations  made or  proposed  to be made to any  Client  by  Janus  or its officers or employees.

                                                                              19

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                          GIFT AND ENTERTAINMENT POLICY
--------------------------------------------------------------------------------

Gifts may be given (or accepted) only if they are in accordance with Janus' Gift and  Entertainment  Policy  and do not  raise any  question  of  impropriety.  A question of impropriety  occurs if a gift  influences or gives the appearance of influencing the recipient.  Some Janus business units have supplemental policies regarding  gifts and  entertainment,  which may  require  additional  reports or approvals.  YOU ARE  RESPONSIBLE  FOR KNOWING THE POLICIES OF YOUR BUSINESS UNIT
THAT ARE APPLICABLE TO YOU. Only the Chief Compliance Officer, Vice President or
Director of Compliance is authorized to grant waivers of this policy.

The following  outlines  Janus' general policy on giving and receiving gifts and entertainment  and is  applicable  to all  officers,  directors and employees of
Janus.

GIFT GIVING

o    In general,  gift giving is limited to $100.00:  Neither you nor members of your immediate family may give any gift,  series of gifts or other thing of value, ("Gifts") in excess of $100 per year to any Client or any one person or entity that does or seeks to do  business  with or on behalf of Janus or any Client (collectively referred to herein as "Business Relationships").

o    Prohibitions:  (i) You are  prohibited  from giving cash,  making loans and providing  personal  services or special discounts on behalf of Janus, even if these fall within the above dollar  limits;  and (ii) you are prohibited from  giving a gift if the gift  could be seen by  others  as  engaging  in bribery or a consideration for a business favor.

o    Charitable Contributions: You are required to receive advance approval from
     Compliance before making a charitable contribution on behalf of a Client or financial intermediary.  Approval is granted only when it is clear that the contribution is being made by Janus.

GIFT RECEIVING

o    In general, receipt of gifts is limited to $100.00: Neither you nor members of your  immediate  family may  receive  any Gift(s) the value of which are estimated to exceed $100.00 per year from any single Business Relationship.
     You may accept a token gift only when the value  involved  is not  material and clearly  will not place you under any real or perceived  obligation  to the donor. Gifts are considered material in value if they influence or give the  appearance of influencing  the  recipient.  In the event the aggregate fair market  value of all Gifts  received  by you from any single  Business
     Relationship  is estimated to exceed $100 in any twelve (12) month  period, you must  immediately  notify  your  manager.  Managers  who  receive  such notification must report this information to the Chief Compliance  Officer,
     Vice President or Director of Compliance.

o    Prohibitions: (i) You are prohibited from receiving cash, loans or personal services  or special  discounts  unless such  personal  services or special discounts are available to all Covered Persons (i.e. a discount coupon from a retail store);  and (ii) the  solicitation of Gifts is prohibited  (i.e., you may not request a Gift,  such as tickets to a sporting  event, be given to you)

o    Travel  Expenses:  In  general,  Janus must pay for all travel and  lodging expenses. For example, when a Janus employee is invited to tour a company's facilities or meet with  representatives  of a company,  Janus, and not the company,  must  pay for  your  travel  and  lodging  expenses.  A  Business
     Relationship

                                                                              20

     may pay for travel  amenities  that are not  readily  ascertainable  or are considered insubstantial (i.e. a shared cab fare).

o    Conferences and Industry Events:  Janus employees are frequently  requested to speak at industry  conferences and events. In some situations the speech or appearance  involves travel,  lodging,  entertainment or other customary
     speaker  amenities   (Customary  Business   Amenities).   If  the  Business
     Relationship  offers to pay for all or a portion of the Customary  Business
     Amenities,  and the amount exceeds the Gift and Entertainment  Policy,  you are required to have the payment  pre-approved  by your  supervisor/manager
     AND the Chief Compliance Officer, Vice President or Director of Compliance.

ENTERTAINMENT

In general, entertainment is not considered a Gift so long as such entertainment is business related (e.g., if you are accepting tickets to a sporting event, the offerer must go with you), reasonable in cost,  appropriate as to time and place and neither so frequent nor so costly as to raise any  question of  impropriety.
(Entertainment  includes  items  such as a  ticket  to a  sporting  event or the theater,  greens fees, an  invitation to a reception or cocktail  party or other comparable entertainment.) Entertainment that you receive requires the offerer's attendance and is subject to:

     1.   Max $250 value per employee,  and, if  applicable,  max $500 value for employee and employee's  guest per single outing.  The limits apply to the total market value cost (not face value) of the outing,  including meals, travel (airfare/hotels/cars), sporting events, limo rides, etc.

     2.   Aggregate  value per year of all such  benefits may not exceed  $1,000 per Business Relationship.

REPORTING REQUIREMENTS

You are  required  to report  gifts/entertainment  in excess of $50 from any one
Business Relationship.  You are required to certify, at least annually, that any gifts and/or entertainment  received from any one Business  Relationship were in accordance with the policy.

REPORTING REQUIREMENTS FOR CERTAIN INVESTMENT PERSONNEL

Portfolio Managers, Research Analyst and Traders are required to report at least monthly gifts and/or  entertainment  received with a value greater than $50 from any one Business Relationship.

GIFT / ENTERTAINMENT POLICY FOR TRUSTEES

Trustees  may not receive  more than $100 in gifts over the course of a calendar year from Janus.  Gifts are things of value  received  where there was no direct meeting with Janus, e.g., a bottle of wine.

Trustees are  prohibited  from  soliciting  gifts or  entertainment  from Janus.
Notwithstanding  this  prohibition,  Trustees may pay for  attendance at a Janus event.  Trustees may attend  Janus hosted  events,  (such as  occasional  meals, sporting  events,  theater/Broadway  shows,  golf  outings,  an  invitation to a reception or cocktail party or comparable  entertainment  where Janus  personnel are in attendance) subject to:

1.   Max $250 value per Trustee, per outing, and, if applicable,  max $500 value for Trustee and Trustee's guest per single outing.  The limits apply to the total  market value cost (not face value) of the outing,  including  meals, travel (airfare/hotels/cars), sporting events, limo rides, etc.

2.   Aggregate value per year of all such benefits may not exceed $1,000.

The above  limitations do not apply to meals served in conjunction  with a board meeting.

                                                                              21

TRUSTEE REPORTING REQUIREMENTS

Trustees  are  required to certify,  at least  annually,  that any gifts  and/or entertainment received from Janus were in accordance with the policy.

--------------------------------------------------------------------------------
                            OUTSIDE EMPLOYMENT POLICY
--------------------------------------------------------------------------------

No Covered Person  (excluding  Trustees) shall accept employment or compensation as a result of any business activity (other than a passive investment),  outside the scope of his relationship  with Janus unless such person has provided prompt written notice of such employment or compensation to Compliance and, in the case of securities-related employment or compensation, has received the prior written approval of the Ethics  Committee.  All requests for approval  must be submitted via iComply by submitting an Outside  Employment  Form.  Registered  Persons are
reminded  that prior  approval  must be given before any  employment  outside of
Janus is  accepted  pursuant  to JD LLC's  Written  Supervisory  Procedures  and applicable NASD rules.

--------------------------------------------------------------------------------
                               PENALTY GUIDELINES
--------------------------------------------------------------------------------

                                    OVERVIEW

Covered   Persons  who  violate  any  of  the   requirements,   restrictions  or
prohibitions  of the Rules may be  subject  to  sanctions  imposed by the Ethics
Committee.  The following guidelines shall be used by the Director of Compliance for recommending  remedial actions for Covered Persons who violate  prohibitions or disregard requirements of the Rules.  Deviations from the One Day, Sixty Day,
Thirty Day and 180 Day Rules are not considered to be violations under the Rules and, therefore, are not subject to the penalty guidelines.

Upon  learning of a potential  deviation  from,  or violation of the Rules,  the
Director of Compliance will provide a written  recommendation of remedial action to the Ethics  Committee.  The Ethics  Committee has full  discretion to approve such  recommendation or impose other sanctions it deems appropriate.  The Ethics
Committee  will  take  into  consideration,  among  other  things,  whether  the violation  was a technical  violation of the Rules or an  inadvertent  oversight
(i.e., ill-gotten profits versus general oversight). The guidelines are designed to promote  consistency  and  uniformity  in the  imposition  of  sanctions  and disciplinary matters.

                               PENALTY GUIDELINES

Outlined  below are the  guidelines  for the  sanctions  that may be  imposed on
Covered Persons who fail to comply with the Rules:

     o    First Violation:  The Chief Compliance  Officer will send a memorandum of  reprimand  to the  person  and  copy  his or  her  Supervisor  and department Vice President. The memorandum will generally reinforce the person's  responsibilities  under the Rules, educate the person on the severity  of  personal  trading  violations,  inform the person of the possible  penalties for future violations of the Rules and require the person to re-take Rules training.

     o    Second  Violation  (if  occurs  beyond  2yrs of 1st  violation,  first violation  guidelines  will apply):  The Ethics  Committee will impose such sanctions as it deems appropriate,  including without limitation,
          a  letter  of  censure,  fines,   withholding  of  bonus  payments  or
          suspension of personal  trading  privileges for up to sixty (60) days.
          In addition,  the Vice President of the employee's  department,  or in the case of Vice  Presidents and above and Investment  Personnel,  the
          Chief Operating Officer, will be required to have an in person meeting with the

                                                                              22

          employee to reinforce the person's  responsibilities  under the Rules, educate the person on the  severity of  personal  trading  violations, inform the person of the possible  penalties for future  violations of the Rules and require the person to re-take Rules training.

     o    Third  Violation  (if  occurs  beyond 2 yrs of 2nd  violation,  second violation  guidelines  will apply):  The Ethics  Committee will impose such sanctions as it deems appropriate,  including without limitation,
          a  letter  of  censure,  fines,   withholding  of  bonus  payments  or
          suspension  personal trading  privileges for up to ninety (90) days or termination  of  employment.  In addition,  the Vice  President of the employee's department and the Chief Operating Officer will be required to have an in  person  meeting  with the  employee  to  reinforce  the person's  responsibilities  under the Rules, educate the person on the severity  of  personal  trading  violations,  inform the person of the possible  penalties for future violations of the Rules and require the person to re-take Rules training.

          In addition to the above disciplinary  sanctions,  such persons may be required to  disgorge  any profits  realized in  connection  with such violation.  All disgorgement  proceeds  collected will be donated to a charitable  organization selected by the Ethics Committee.  The Ethics
          Committee   may   determine   to  impose  any   sanctions,   including
          termination,  immediately and without notice if it determines that the severity of any  violation or  violations  warrants  such action.  All sanctions imposed will be documented in such person's personal trading file maintained by Janus and will be reported to Human Resources.

--------------------------------------------------------------------------------
                      SUPERVISORY AND COMPLIANCE PROCEDURES
--------------------------------------------------------------------------------

The Chief  Compliance  Officer and Director of Compliance  are  responsible  for
implementing   supervisory  and  compliance   review   procedures.   Supervisory
procedures can be divided into two classifications: prevention of violations and detection of violations.  Compliance  review procedures  include  preparation of special and annual reports,  record  maintenance and review and  confidentiality preservation.

                             SUPERVISORY PROCEDURES

PREVENTION OF VIOLATIONS

To prevent  violations  of the Rules,  the  Director of  Compliance  should,  in addition to enforcing the procedures outlined in the Rules:

     1.   Review  and  update the Rules as  necessary,  at least once  annually, including  but not  limited  to a  review  of the  Code  by the  Chief
          Compliance Officer, the Ethics Committee and/or counsel;

     2.   Answer  questions  regarding the Rules, or refer the same to the Chief
          Compliance Officer;

     3.   Request from all persons upon  commencement of services,  and annually thereafter, any applicable forms and reports as required by the Rules;

     4.   Identify all Access Persons and notify them of their  responsibilities and reporting requirements;

     5.   Write   letters  to  the   securities   firms   requesting   duplicate
          confirmations and account statements where necessary; and

                                                                              23

     6.   With such  assistance  from the Human  Resources  Department as may be appropriate, maintain a continuing education program consisting of the following:

          1)   Orienting Covered Persons who are new to Janus and the Rules; and

          2)   Further educating Covered Persons by distributing  memos or other materials that may be issued by outside organizations such as the
               Investment  Company  Institute which discuss the issue of insider trading and other issues raised by the Rules.

DETECTION OF VIOLATIONS

To detect  violations  of these Rules,  the Director of  Compliance  should,  in addition to enforcing the procedures outlined in the Rules:

          o    Implement  procedures to review holding and transaction  reports,
               confirmations,   forms  and  statements  relative  to  applicable
               restrictions, as provided under the Code; and

          o    Implement  procedures  to review the  Restricted  and Watch Lists relative to applicable  personal and Client trading activity,  as provided under the Policy.

          Spot checks of certain  information  are  permitted as noted under the
          Code.

                              COMPLIANCE PROCEDURES

REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS

Upon  learning of a potential  deviation  from or  violation  of the Rules,  the
Director of  Compliance  shall  report such  violation  to the Chief  Compliance
Officer,  together  with  all  documents  relating  to  the  matter.  The  Chief
Compliance  Officer  shall either  present the  information  at the next regular meeting  of the  Ethics  Committee  or  conduct a special  meeting.  The  Ethics
Committee shall thereafter take such action as it deems appropriate (see Penalty
Guidelines).

ANNUAL REPORTS

The Chief  Compliance  Officer  shall  prepare a  written  report to the  Ethics
Committee and the Trustees at least annually. The written report to the Trustees shall include any  certification  required by Rule 17j-1.  This report shall set forth the following information and shall be confidential:

          o    Copies of the  Rules,  as  revised,  including  a summary  of any changes made since the last report;

          o    Identification  of any material  issues  arising  under the Rules including  material  violations  requiring  significant  remedial action since the last report;

          o    Identification  of any material  conflicts arising since the last report; and

          o    Recommendations,   if  any,   regarding   changes   in   existing
               restrictions  or procedures  based upon Janus'  experience  under these Rules,  evolving  industry  practices,  or  developments in applicable laws or regulations.

The Trustees must  initially  approve these Rules within the time frame required by Rule 17j-1.  Any material  changes to these Rules must be approved within six months.

                                                                              24

                                     RECORDS

          Compliance  shall  maintain  the  following  records on behalf of each
          Janus entity:

          o    A copy of this Code and any amendment  thereof which is or at any time within the past five years has been in effect;

          o    A record of any violation of this Code, or any amendment thereof, and any action taken as a result of such violation;

          o    Files  for  personal  securities  transaction  confirmations  and account  statements,  all reports and other  forms  submitted  by
               Covered  Persons  pursuant to these Rules and any other pertinent information;

          o    A list of all persons  who are, or have been,  required to submit reports pursuant to these Rules;

          o    A list of  persons  who are,  or within  the last five years have been responsible for, reviewing transaction and holdings reports;
               and

          o    A copy of each report submitted to the Trustees  pursuant to this
               Code.

          o    A  record  of  any  decision,  and  the  reasons  supporting  the decision,  to approve the acquisition by Investment  Personnel of securities  in Limited  Public  Offerings for at least five years after  the end of the  fiscal  year in which  such  approval  was granted.

          o    A record of all  Acknowledgements  of Receipt for each person who is, or within the past five years was, a Covered Person.

INSPECTION

The records and reports maintained by Compliance  pursuant to the Rules shall at all times be available for  inspection,  without prior notice,  by any member of the Ethics Committee.

CONFIDENTIALITY

All procedures,  reports and records monitored,  prepared or maintained pursuant to these Rules shall be considered  confidential  and  proprietary  to Janus and shall be maintained and protected  accordingly.  Except as otherwise required by law or this Policy,  such matters shall not be disclosed to anyone other than to members of the Ethics Committee, as requested.

FILING OF REPORTS

To the extent that any report, form acknowledgment or other document is required to be in writing and signed,  such documents may be submitted by e-mail or other electronic  form  approved  by  Compliance.  Any  report  filed  with the  Chief
Compliance Officer or Director of Compliance of Janus shall be deemed filed with the Janus Funds.

                                                                              25

                              THE ETHICS COMMITTEE

The purpose of this  Section is to  describe  the Ethics  Committee.  The Ethics
Committee  was  created  to  provide  an  effective   mechanism  for  monitoring
compliance with the standards and procedures  contained in the Rules and to take appropriate  action at such times as  violations  or  potential  violations  are discovered.  In the event the Committee is unable to resolve a matter before it, the Chief  Compliance  Officer  may  escalate  the  matter  to the  Janus  Chief
Executive Officer, the Fund Trustees, or the Board of Directors.

MEMBERSHIP OF THE COMMITTEE

The  Committee  consists of Robin  Beery,  Executive  Vice  President  and Chief
Marketing Officer; John Eisinger,  Portfolio Manager; Greg Frost, Executive Vice
President and Chief Financial Officer;  Heidi Hardin,  Senior Vice President and
General Counsel of Janus Capital  Management  LLC; Kelley Howes,  Executive Vice
President and General  Counsel of Janus Capital Group;  David  Kowalski,  Senior
Vice  President  and Chief  Compliance  Officer;  Shannon  Sisler,  Senior  Vice
President of Human Resources;  Gibson Smith, Co-Chief Investment Officer;  Susan
Wold,  Vice  President  and  Director of  Compliance;  and Justin  Wright,  Vice
President and General  Counsel of INTECH.  The Director of Compliance  currently serves as the Chairman of the Committee. The composition of the Committee may be changed from time-to-time.

COMMITTEE MEETINGS

The Committee shall generally meet every four months or as often as necessary to review operation of the compliance program and to consider technical  deviations from  operational  procedures,  inadvertent  oversights  or any other  potential violation of the Rules.  Deviations  alternatively may be addressed by including them in the employee's personnel records maintained by Janus. Committee meetings are  primarily  intended  for  consideration  of the  general  operation  of the compliance  program and  substantive  or serious  departures  from standards and procedures in the Rules.

Such other persons may attend a Committee meeting including INTECH personnel, at the discretion of the Committee,  as the Committee shall deem  appropriate.  Any individual  whose conduct has given rise to the meeting may also be called upon, but shall not have the right, to appear before the Committee.

It is not required that minutes of Committee meetings be maintained;  in lieu of minutes the Committee may issue a report describing any action taken. The report shall be  included  in the  confidential  file  maintained  by the  Director  of
Compliance  with respect to the particular  employee or employees  whose conduct has been the subject of the meeting.

SPECIAL DISCRETION

The Committee shall have the authority by unanimous  action to exempt any person or class of  persons  or  transaction  or  class of  transactions  from all or a portion of the Rules, provided that:

     o    The Committee  determines,  on advice of counsel,  that the particular application of all or a portion of the Rules is not legally required;

     o    The Committee determines that the likelihood of any abuse of the Rules by such exempted person(s) or as a result of such exempted transaction is remote;

     o    The terms or  conditions  upon which any such  exemption is granted is evidenced in writing; and

     o    The exempted  person(s)  agrees to execute and deliver to the Director of Compliance,  at least annually, a signed Acknowledgment Form, which
          Acknowledgment  shall, by operation of this  provision,  describe such exemptions and the terms and conditions upon which it was granted.

                                                                              26

The Committee  shall also have the authority by unanimous  action to impose such
additional   requirements  or  restrictions  as  it,  in  its  sole  discretion, determines appropriate or necessary, as outlined in the Penalty Guidelines.

Any exemption,  and any additional requirement or restriction,  may be withdrawn by the  Committee  at any time (such  withdrawal  action is not  required  to be unanimous).

--------------------------------------------------------------------------------
                   GENERAL INFORMATION ABOUT THE ETHICS RULES
--------------------------------------------------------------------------------

                                    DESIGNEES

The  Director  of  Compliance  and the  Chief  Compliance  Officer  may  appoint designees to carry out their functions pursuant to these Rules.

                                   ENFORCEMENT

In addition to the penalties  described in the Penalty  Guidelines and elsewhere in the Rules,  upon  discovering  a violation of the Rules,  the Janus entity in which a Covered  Person is  associated  may impose  such  sanctions  as it deems appropriate,  including without limitation, a letter of censure or suspension or termination of employment or personal  trading  privileges of the violator.  All material  violations of the Rules and any sanctions imposed with respect thereto shall be reported periodically to the Trustees.

                                  INTERNAL USE

The Rules are intended solely for internal use by Janus and do not constitute an admission,  by or on behalf of such  companies,  their  controlling  persons  or persons they control,  as to any fact,  circumstance  or legal  conclusion.  The
Rules are not  intended  to  evidence,  describe or define any  relationship  of control  between or among any  persons.  Further,  the Rules are not intended to form the basis for  describing  or defining  any conduct by a person that should result in such person being liable to any other  person,  except  insofar as the conduct of such person in violation of the Rules may constitute sufficient cause for Janus to terminate or otherwise adversely affect such person's  relationship with Janus.

                                                                              27

                                   APPENDIX A

                              Janus Investment Fund
                               Janus Aspen Series
                              Janus Adviser Series
                          Janus Capital Management LLC
             Mutual Fund Holdings Disclosure Policies and Procedures

I.   Applicability and Statement of Policy

     Janus Capital  Management LLC's ("Janus Capital") and Janus Investment Fund
(JIF),  Janus Aspen Series (JAS) and Janus Adviser  Series (JAD)  (collectively, the "Trusts" and each series thereof, a "Fund") Mutual Fund Holdings  Disclosure
Policies and Procedures  ("Policies and Procedures")  apply to disclosure of the
Funds'  portfolio  holdings  to  all  persons,  including,  without  limitation, individual investors,  intermediaries,  third-party  distributors,  consultants, service providers, data aggregators,  Trustees of the Funds, and Janus Capital's and/or the Funds' affiliates.

     "Portfolio  holdings"  consists  of at  least a  complete  list of names of securities held by a Fund, or any subset thereof.

     The Policies and Procedures are designed to be in the best interests of the
Funds,  protect the  confidentiality  of the Funds'  portfolio  holdings  and to permit  disclosure of non-public  portfolio  holdings  where such  disclosure is consistent  with the antifraud  provisions of the federal  securities laws and a
Fund's or adviser's fiduciary duties.

     Information  about open  trades,  strategies,  and  investment  programs is proprietary  information of Janus and may not be disclosed  without the approval of Janus.

II.  Policies and Procedures for Public Disclosure of Portfolio Holdings

     A.   Public Disclosure

          Portfolio  holdings  information  shall be deemed  "public" on the day information is filed with the Securities and Exchange Commission ("SEC") or the next day after it is posted to Janus Capital's website(s).

     B.   Public Disclosure of Portfolio Holdings in Regulatory Filings

          Each Fund's complete holdings is required to be filed quarterly within
     60 days of the end of each fiscal  quarter and are  available in the Annual
     Report and  Semi-Annual  Report to Fund  shareholders  and in the quarterly holdings  report on Form N-Q  (filed for first and third  fiscal  quarters.
     (The Trusts'  filing  schedule is listed in Schedule A.) These  reports are available,  free of charge,  on the EDGAR  database on the SEC's website at
     www.sec.gov.  After  these  documents  are filed with the SEC,  information contained in these  reports may be  distributed  to third  parties  without pre-approval.

                                                                              28

     C.   Public Disclosure of Portfolio Holdings (Non-Regulatory)

          Janus Capital and the Trusts instituted  procedures for the release of all  non-regulatory  disclosure of portfolio  data,  including the types of data and the  manner  in  which it may be  released.  The  following  table describes  policies and procedures  with respect to disclosure of portfolio holdings information.

----------------------------------------- ----------------------------- ------------------------------------------------
       Type of Portfolio Information          Disclosure Frequency                          Policy
----------------------------------------- ----------------------------- ------------------------------------------------

Full Portfolio Holdings
----------------------------------------- ----------------------------- ------------------------------------------------

     Non-Money Market Funds               Quarterly (Calendar)          o        Non-money    market   fund   portfolio
                                           (30 days after quarter end)        holdings  (other  than Funds  sub-advised
                                                                              by INTECH)  shall  generally  be publicly
                                                                              available  30  days  after  the  end of a
                                                                              calendar quarter.

                                                                        o        The  portfolio   holdings   shall  not
                                                                              include  cash,   derivatives   and  short
                                                                              positions.

----------------------------------------- ----------------------------- ------------------------------------------------
     Funds sub-advised by:
     Enhanced Investment Technologies LLC Quarterly(Calendar)           o        Full holdings of Funds  sub-advised by
     ("INTECH")                            (60 days after quarter end)        INTECH   shall   generally   be  publicly
                                                                              available  60  days  after  the  end of a
                                                                              calendar quarter

                                                                        o        The  portfolio   holdings   shall  not
                                                                              include  cash,   derivatives   and  short
                                                                              positions.

----------------------------------------- ----------------------------- ------------------------------------------------
     Money Market Funds
                                          Monthly                       o        Money market fund  portfolio  holdings
                                          (No lag time but posted up          as  of  month-end   shall   generally  be
                                          to 6 days after month end)          posted  on  Janus  website  up to 6  days
                                                                              after the end of a month.

----------------------------------------- ----------------------------- ------------------------------------------------
Top 10 Holdings                           Monthly                       o        The top 10 portfolio holdings of each
                                          (15 days after month end)           Fund (except for Funds sub-advised by
                                                                              INTECH and "concentrated funds" as
                                          Quarterly (Calendar)                described below) shall generally be
                                          (15 days after quarter end)         publicly available 15 days after the end
                                                                              of a month or calendar quarter.
                                                                        o        The top 10 portfolio holdings shall
                                                                              be in order of position size

                                                                              with  percentages and as a total percentage of
                                                                              the total portfolio that the top 10 holdings
                                                                              comprise, excluding cash, derivatives and
                                                                              short positions.

                                                                              29

                                                                        o        For    "concentrated     funds"    (as
                                                                              described  below),  the top 10  portfolio
                                                                              holdings cannot be distributed.

----------------------------------------- ----------------------------- ------------------------------------------------
Top 10 Holdings                           Monthly                       o        The top 10 portfolio holdings of
                                          (30 days after month end)           Funds sub-advised by INTECH shall
Funds sub-advised by:                                                         generally be publicly available 15 days
INTECH                                    Quarterly (Calendar)                after the end of a calendar quarter or
                                          (15 days after quarter end)         30 days after month end.
                                                                        o        The top 10 portfolio holdings shall
                                                                              be in order of position size with
                                                                              percentages and as a total percentage of
                                                                              the total portfolio that the top 10
                                                                              holdings comprise, excluding cash,
                                                                              derivatives and short positions.

----------------------------------------- ----------------------------- ------------------------------------------------

Top 5 Holdings                                                          o        The top 5 portfolio holdings of
                                          Monthly                             "concentrated funds" shall generally be
                                          (15 days after month end)           publicly available 15 days after the end
                                                                              of a month and 15 days after the end of
                                          Quarterly(Calendar)                 a calendar quarter.
                                          (15 days after quarter end)   o        The following  funds are considered
                                                                              "concentrated funds":

                                                                             JIF:
                                                                                 Janus Twenty Fund
                                                                                 Janus Orion Fund
                                                                                 Janus Global Technology Fund
                                                                                 Janus Global Life Sciences Fund

                                                                             JAD:
                                                                                 Forty Fund
                                                                                 Orion Fund
                                                                                 Global Real Estate Fund

                                                                             JAS:
                                                                                 Forty Portfolio

                                                                              30

                                                                                 Global Technology Portfolio
                                                                                 Global Life Sciences Portfolio
                                                                        o         The top 5 portfolio holdings shall
                                                                              not include cash, derivatives and short
                                                                              positions.
                                                                        o        The top 5 portfolio holdings shall be
                                                                              in order of position size and as a
                                                                              percentage of the total portfolio.

----------------------------------------- ----------------------------- ------------------------------------------------
Top 5 / Bottom 5 Performance                                            o        The top 5/bottom 5 performance
Contributors-Detractors                   Monthly                             contributors and detractors of each Fund
                                          (30 days after month end)           shall generally be publicly available 30
                                                                              days after the end of a month and 15
                                          Quarterly (Calendar)                days after the end of a calendar
                                          (15 day after quarter end)          quarter.
                                                                        o        The top 5/bottom 5 contributors and
                                                                              detractors to the Fund performance shall
                                                                              be in alphabetical order without
                                                                              percentage of the total portfolio.

----------------------------------------- ----------------------------- ------------------------------------------------

     D.   Public Disclosure of Portfolio Holdings on Janus' Website

          Janus Capital generally posts on its website(s) a complete list of the equity and debt securities (excluding cash investments,  derivatives, short positions,  and  other  investment  positions)  held by each  Fund  and the percentage  weighting of each  security on a periodic  basis in  accordance
     with  the  Policies  and   Procedures.   Janus  Capital  may  exclude  from
     publication  all or any  portion of  portfolio  holdings or change the time periods of disclosure  as deemed  necessary to protect the interests of the
     Fund(s).

          1.   Non-Money  Market  Funds- Full holdings and top 5/10 holdings for
               Non-Money  Market Funds are generally  posted on Janus  Capital's website(s) approximately two days after the end of the applicable lag period.  Full  portfolio  holdings  will remain  available at least  until a Form  N-CSR or Form N-Q is filed  with the SEC for the  period  that  includes  the  date as of  which  the  website information  is  current  (i.e.  normally  at least the prior two fiscal quarters).  Top 5/10 holdings and security  breakdown will
               remain   available  on  Janus  Capital's   website(s)  until  the
               following month's corresponding information is posted.

          2.   Money  Market  Funds-  Monthly  portfolio  holdings is  generally posted on Janus  Capital's  website(s)  approximately  6 business days after the applicable  lag period and shall remain  available on Janus Capital's website(s) at least

                                                                              31

               until a Form  N-CSR  or Form  N-Q is  filed  with the SEC for the period that includes the date as of which the website information is current.

III. Disclosure of Non-Public Portfolio Holdings

     Release of a Fund's portfolio holdings prior to becoming publicly available is only allowed if limited exceptions contained in this Policy are satisfied. In some instances  pre-approval by the Chief Compliance  Officer or Janus Capital's
Ethics   Committee  is  required.   The   following   paragraphs   describe  the
circumstances under which non-public  portfolio holdings  information for a Fund may be released and the  categories of entities or persons that may receive such information, including whether or not such receipt is subject to pre-approval by the Chief Compliance Officer or Janus Capital's Ethics Committee.  In all cases, disclosure of portfolio holdings shall be subject to monitoring and reporting as described in Section V below.

     A.   Pre-Approval Required

          The following  describes  circumstances in which non-public  portfolio holdings  information  of a Fund may be disclosed for  legitimate  business purposes to individuals  and/or entities and which require  pre-approval by
     the  Chief  Compliance   Officer  or  Janus  Capital's  Ethics   Committee.
     Disclosure  of non-public  portfolio  holdings to parties  described  below shall be subject  to a written  agreement  (as  described  in  Section  IV)
     imposing a duty of  confidentiality,  including  a duty not to trade on the basis of any material non-public information.

     1.   Secondary Service  Providers.  A Fund's non-public  portfolio holdings may be disclosed to parties  that provide  services to Janus  Capital,
          Janus Capital  affiliates  and/or the Funds. Such entities and persons include,  but are not  limited  to rating and  ranking  organizations,
          lenders,   and  trade   execution   measurement   systems   providers,
          independent  pricing  services,  proxy  voting  services,  the  Funds'
          insurers and computer systems service providers.

     2.   Consultants and Others. A Fund's non-public  portfolio holdings may be disclosed  to  consultants,  data  aggregators,  and asset  allocation services which calculate  information derived from holdings either for use by Janus  Capital or by firms that supply their  analyses (but not the holdings themselves) to their clients.

     3.   Other  Transactions.  A Fund's  non-public  portfolio  holdings may be disclosed to certain parties in certain  transactions  such as mergers and  acquisitions of a Fund and redemptions in kind and to newly hired investment advisers prior to the time they commence duties to a Fund.

     B.   Pre-Approval Not Required

          The following  describes  circumstances in which non-public  portfolio holdings  information  of a Fund may be  disclosed  to  individuals  and/or entities  and which do not  require  pre-approval  by the Chief  Compliance
     Officer or Janus Capital's Ethics Committee:

     1.   Regulatory,   Administrative  and  Judicial  Requirements.   A  Fund's
          non-public  portfolio  holdings may be disclosed  in  accordance  with applicable securities law requirements, such as periodic disclosure in filings  with the SEC.  Janus  Capital  may

                                                                              32

          also disclose  non-public  portfolio  holdings in response to requests from state or federal regulators, to comply with valid subpoenas or to otherwise  comply with applicable law, whether or not such disclosures are required by law.

     2.   Critical Service Providers. A Fund's non-public portfolio holdings may be disclosed  for  legitimate  business  purposes to certain  persons, including,  but not  limited  to: (a)  persons  who are subject to the
          Janus  Capital  Ethics Rules (such as Janus  Capital  personnel);  (b)
          investment advisers, distributors, administrators, transfer agents and custodians to a Fund; and (c) accounting  firms,  auditing  firms,  or legal counsel retained by Janus Capital, a Janus Capital affiliate,  a
          Fund or the Funds' Trustees. Disclosure of portfolio holdings pursuant to this  sub-section  shall be subject to such persons'  legal duty of confidentiality  and  legal  duty  not to  trade  on the  basis of any material  non-public  information  as such  duties are  imposed by the
          Janus Ethics Rules, by written  agreement,  or under  applicable laws, rules  and  regulations.  If such a duty  exist,  a  separate  written agreement may not be required.

     3.   Broker-Dealers.  Non-public  portfolio holdings  information and other investment  positions of a Fund may be provided to  broker-dealers  in connection with such broker-dealers'  trading of the Funds' securities on the Funds' behalf.

IV.  Form of Confidentiality Agreement

     Any confidentiality  agreements required or deemed appropriate  pursuant to these Policies and Procedures should generally include  provisions to the effect that:

     A.   portfolio  holdings are the  confidential  property of a Fund (and its service  provider,  as  applicable)  and  may  not be  shared  or used directly or  indirectly  for any  purpose,  including  trading in Fund shares, except as provided in the confidentiality agreement;

     B.   the recipient of the portfolio  holdings agrees to limit access to the portfolio  information  to its  employees and agents who, on a need to know  basis,  are:  (i)  authorized  to have  access to the  portfolio holdings; and (ii) subject to confidentiality  obligations,  including duties not to trade on nonpublic information; and

     C.   upon request,  the recipient agrees to promptly return or destroy,  as directed, the portfolio information.

V.   Monitoring and Reporting

          A.   Monitoring.

          The Chief  Compliance  Officer  or  designee  shall  monitor a list of parties authorized to receive non-public portfolio holdings. The list shall be updated any time an  agreement  is entered  into with a client to permit non-public  portfolio holdings  disclosure.  On a periodic basis, the Chief
     Compliance  Officer or his  designee  shall  monitor  appropriate  business practices as deemed  necessary to determine  compliance with these Policies and Procedures.  The Chief Compliance Officer shall request  certifications from service  providers as deemed  necessary to determine  compliance  with these Policies and Procedures.

                                                                              33

          B.   Reporting.

          Any  potential  exceptions  to, or violations  of, these  Policies and
     Procedures shall be promptly reported to the Chief Compliance  Officer.  If the Chief Compliance Officer deems that such matter constitutes a "material compliance  matter" within the meaning of Rule 38a-1 under the 1940 Act, he shall  report the matter to the Trusts'  Boards of  Trustees in  accordance with Rule 38a-1.

          C. Amendments.

          Any changes to these Policies and Procedures  shall be approved by the
     Janus Capital  Ethics  Committee and material  changes shall be approved by the Trusts' Boards of Trustees.

          D.   Records.

          Janus  Capital  shall  maintain and  preserve in an easily  accessible place a copy of these Policies and Procedures (and any amendments  thereto)
     and  documentation  supporting  their  implementation  for a period  of six years.

VI.  Compensation

     No Fund,  affiliate or any other party shall receive  compensation or other consideration for disclosing a Fund's portfolio holdings.

Revision Dates:
December 31, 2003
March 21, 2005
July 1, 2005
August 3, 2005
September 20, 2005
December 6, 2005
March 14, 2006
October 6, 2006
December 14, 2007

                                                                              34

                                   SCHEDULE A

                                 FILING SCHEDULE

--------- --------------------------- -------------------- ----------------------------------
Entity    Filing Type                 SEC Filing Deadline  Holdings "As of" date
--------- --------------------------- -------------------- ----------------------------------
JAD
--------- --------------------------- -------------------- ----------------------------------
          Form N-Q  (first quarter)   December 30          October 31
--------- --------------------------- -------------------- ----------------------------------
          Semi-Annual Report          April 1              January 31
--------- --------------------------- -------------------- ----------------------------------
          Form N-Q  (third quarter)   June 30              April 30
--------- --------------------------- -------------------- ----------------------------------
          Annual Report               September 29         July 31 (fiscal year end)
--------- --------------------------- -------------------- ----------------------------------
JAS
--------- --------------------------- -------------------- ----------------------------------
          Form N-Q  (first quarter)   May  30              March 31
--------- --------------------------- -------------------- ----------------------------------
          Semi-Annual Report          August 29            June 30
--------- --------------------------- -------------------- ----------------------------------
          Form N-Q  (third quarter)   November 29          September 30
--------- --------------------------- -------------------- ----------------------------------
          Annual Report               March 1              December 31(fiscal year end)
--------- --------------------------- -------------------- ----------------------------------
JIF
--------- --------------------------- -------------------- ----------------------------------
          Form N-Q  (first quarter)   April 1              January 31
--------- --------------------------- -------------------- ----------------------------------
          Semi-Annual Report          June 30              April 30
--------- --------------------------- -------------------- -----------------------------------
          Form N-Q  (third quarter)   September 29         July 31
--------- --------------------------- -------------------- ----------------------------------
          Annual Report               December 30          October 31(fiscal year end)
--------- --------------------------- -------------------- ----------------------------------

                                                                              35

                                   APPENDIX B

                          Janus Capital Management LLC
                    Portfolio Holdings Disclosure Policy for
         Domestic Separately Managed Accounts and Commingled Portfolios

I.   Applicability and Statement of Policy

     Janus  Capital  Management  LLC's  ("Janus")  Domestic  Separately  Managed
Account and Commingled Portfolio  Disclosure Policies and Procedures  ("Policies
and Procedures") apply to disclosure of a separately managed account, commingled
account,   representative   account,   wrap-separately   managed  account,   and
sub-advised fund (collectively, "Account") portfolio holdings information to all persons, including, without limitation, investors,  intermediaries,  third-party distributors, financial consultants, service providers, and data aggregators.

     It is the  policy  of Janus  to  protect  the  confidentiality  of  Account portfolio holdings and prevent the selective disclosure of information regarding
Account   portfolio   holdings  that  is  not  otherwise   publicly   available.
Accordingly,   Account  portfolio  holdings  may  not  be  disclosed  except  in accordance with these Policies and Procedures.

     Information  about open  trades,  strategies,  and  investment  programs is proprietary  information of Janus and may not be disclosed  without the approval of Janus.

     The  following  definitions  apply  to the  terms as they  appear  in these
Policies and Procedures:

     "Portfolio  holdings"  consists  of at  least a  complete  list of names of securities held by an Account, or any subset thereof.

     "Representative  Account"  refers to a sample  account that  represents  an investment management style.

II.  Policies and Procedures for Disclosure of Portfolio Holdings Information

     A.   Disclosure of Portfolio Holdings to Current Clients

     For existing  Account  clients (or the consultant  representing an existing
Account),  portfolio  holding  information  relating to the client's  Account is available  upon  request  with  no lag.  Specific  portfolio  level  attribution analysis is available to such clients or consultants upon request as of the most recent month-end with no lag.

     B.   Public Disclosure

     Representative  Account  portfolio  holdings  information  shall be  deemed
"public" on the next day after full portfolio holdings  information is posted to
Janus'  website.  Janus may  exclude  from  publication  all or any  portion  of portfolio holdings or change the time periods of disclosure as deemed necessary.

                                                                              36

     C.   Public   Disclosure   of  Portfolio   Holdings  on  Janus'   Websites,
          Dissemination  of  Representative   Account  Portfolio  Holdings,  and
          Overlap Analysis

     Representative  Account  portfolio  holdings  information  must be publicly available prior to dissemination to any party.  Janus has instituted  procedures for the disclosure of portfolio data, including the types of data and the manner in  which  it may be  released.  The  following  table  describes  policies  and procedures with respect to disclosure of portfolio holdings information.

----------------------------------------------- --------------------------- -------------------------------------------------
        Type of Portfolio Information              Disclosure Frequency                          Policy
----------------------------------------------- --------------------------- -------------------------------------------------

Full Portfolio Holdings
----------------------------------------------- --------------------------- -------------------------------------------------

 Representative Accounts                    Quarterly (Calendar)        o        Representative account holdings (other
 (other than accounts sub-advised by         (at least 30 days after          than accounts sub-advised by INTECH may
 Enhanced Investment Technologies LLC       quarter end)                      generally be disseminated to consultant
 ("INTECH"))                                                                  databases, other "subscribed" entities,
                                                                              and in materials such as RFPs,
                                                                              questionnaires, review books, and finals
                                                                              presentations at least 30 days after the
                                                                              end of a calendar quarter.

                                                                        o        The portfolio holdings shall not
                                                                              include cash, derivatives and short
                                                                              positions.

------------------------------------------- --------------------------- -------------------------------------------------
 Representative Accounts
  sub-advised by:                           Quarterly(Calendar)         o        Full  holdings of accounts  sub-advised
 INTECH                                      (at least 60 days after          by INTECH may  generally  be  disseminated
                                            quarter end)                      to     consultant     databases,     other
                                                                              "subscribed"  entities,  and in  materials
                                                                              such  as  RFPs,   questionnaires,   review
                                                                              books,  and finals  presentations  60 days
                                                                              after the end of a calendar quarter

                                                                        o        The portfolio holdings shall not
                                                                              include cash, derivatives and short
                                                                              positions.

------------------------------------------- --------------------------- -------------------------------------------------
Top 10 Holdings                             Monthly                     o        The top 10 portfolio holdings of
                                            (at  least  15 days  after        Representative Accounts (other than
                                            month end)                        accounts sub-advised by INTECH) may be
                                                                              disseminated to consultant databases,
                                                                              other "subscribed" entities, and in
                                                                              materials such as RFPs, questionnaires,
                                                                              review books, and finals presentations at
                                                                              least 15 days after the end of a month.
                                                                        o        The top 10 portfolio  holdings shall be
                                                                              in   order   of    position    size   with
                                                                              percentages    and   total    percent   of
                                                                              portfolio   that   the  top  10   holdings
                                                                              comprise,  excluding cash, derivatives and
                                                                              short positions.
                                                                        o        For   "concentrated   portfolios"   (as
                                                                              described  below),  the  top 10  portfolio
                                                                              holdings cannot be distributed.

                                                                              37

----------------------------------------------------------------------- -------------------------------------------------
Top 10 Holdings                             Monthly                     o        The top 10 portfolio holdings of
                                            (30 days after month end)         accounts sub-advised by INTECH shall
Funds sub-advised by:                                                         generally be publicly available 15 days
INTECH                                      Quarterly (Calendar)              after the end of a calendar quarter or 30
                                            (15  days  after   quarter        days after month end
                                            end)                        o        The top 10 portfolio holdings shall be
                                                                              in order of position size with
                                                                              percentages and as a total percentage of
                                                                              the total portfolio that the top 10
                                                                              holdings comprise, excluding cash,
                                                                              derivatives and short positions.

----------------------------------------------------------------------- -------------------------------------------------
Top 5 Holdings                                                          o        The top 5 portfolio holdings of
                                            Monthly                           "concentrated portfolios" shall generally
                                            (15 days after month end)         be publicly available 15 days after the
                                                                              end of a month and 15 days after the end
                                            Quarterly(Calendar)               of a calendar quarter.
                                            (15  days  after   quarter  o        The following  portfolios are
                                            end)                              considered "concentrated portfolios",
                                                                              include but are not limited to:

                                                                              Janus Concentrated Portfolios, Janus
                                                                              Aggressive Growth Portfolios and Janus
                                                                              Equity REIT Portfolios
                                                                        o         The top 5 portfolio holdings shall
                                                                              not include cash, derivatives and short
                                                                              positions.
                                                                        o        The top 5 portfolio holdings shall be
                                                                              in order of position size and as a
                                                                              percentage of the total portfolio.

                                                                              38

----------------------------------------------------------------------- -------------------------------------------------
Top 5 / Bottom 5 Performance                Monthly                     o        The top 5/bottom 5 performance
Contributor-Detractors                      (at  least  30 days  after        contributors and detractors of each Fund
                                            month end)                        shall generally be publicly available at
                                                                              least 30 days after the end of a month
                                            Quarterly (Calendar)              and at least 15 days after the end of a
                                            (at  least  15 days  after        calendar quarter.
                                            quarter end)                o        The top 5/bottom 5 contributors and
                                                                              detractors to Fund performance shall be
                                                                              in alphabetical order without percentage
                                                                              of the total portfolio.

----------------------------------------------------------------------- -------------------------------------------------
Security breakdowns                         Monthly                     o        Security breakdowns (e.g., industry,
                                            (at  least  30 days  after        sector, regional, market capitalization
Performance Attribution Information and     month end)                        and asset allocation) and portfolio level
Statistics                                                                    performance attribution information and
                                            Quarterly (Calendar)              statistics shall generally be publicly
                                            (at  least  15 days  after        available at least 30 days after the end
                                            quarter end)                      of a month and at least 15 days after the
                                                                              end of a calendar quarter.
                                                                        o        Performance attribution information
                                                                              and statistics shall only be made
                                                                              available upon request.

----------------------------------------------------------------------- -------------------------------------------------
Portfolio "Overlap" Analysis                Upon Request                o        Portfolio "overlap" analysis of a
                                                                              representative portfolio may be provided
                                                                              to prospective separately managed account
                                                                              clients with no lag upon request.
                                                                        o        Overlap analysis may consist only of
                                                                              the prospective client's holdings that
                                                                              overlap with the representative portfolio
                                                                              and the projected number of the
                                                                              prospective client's portfolio's shares
                                                                              that would be retained in the prospective
                                                                              client's account.

                                                                        o        For RFP requests, monthly holdings as
                                                                              of the last quarter publicly available
                                                                              may be disseminated.
----------------------------------------------------------------------- -------------------------------------------------

                                                                              39

III. Disclosure of Non-Public Portfolio Holdings

     A.   Pre-Approval Required

          Except for categories of disclosure contemplated by Paragraph B below, disclosure of non-public  portfolio  holdings must be  pre-approved  by the
     Chief Compliance Officer or Janus' Ethics Committee and may be permitted if there exists a legitimate business purpose,  consistent with these policies and procedures. The Chief Compliance Officer or Janus' Ethics Committee may
     permit  disclosure  of  non-public  portfolio  holdings  provided a written confidentiality  agreement  (as described in Section IV) is either in place or in the  process  of  being  negotiated.  In  all  cases,  disclosure  of portfolio  holdings  shall  be  subject  to  monitoring  and  reporting  as described in Section V, below.

     B.   Pre-Approval Not Required

          The  following  describes  other  circumstances  in  which  non-public portfolio  holdings  information  may be  disclosed to  individuals  and/or entities  and which do not  require  pre-approval  by the Chief  Compliance
     Officer  or  Janus'  Ethics  Committee,  subject  to  the  requirements  of
     Paragraph C below.

          1.   Regulatory,  Administrative and Judicial Requirements.  Portfolio
               holdings may be  disclosed in response to requests  from state or
               federal  regulators,   to  comply  with  valid  subpoenas  or  to
               otherwise  comply  with  applicable  law,  whether  or  not  such disclosures are required by law.

          2.   Service  Providers.  Portfolio  holdings  may  be  disclosed  for legitimate  business  purposes to certain  persons and  entities, including, but not limited to:

               a.   Persons who are subject to the Janus  Ethics  Rules (such as
                    Janus personnel);

               b.   Investment advisers, distributors,  administrators, transfer agents and custodians;

               c.   Accounting firms,  auditing firms, or legal counsel retained by Janus or a Janus affiliate; and

               d.   Rating and ranking  organizations,  lenders, trade execution measurement systems providers, independent pricing services, proxy voting services, insurers and computer systems service providers.

          3.   Broker-Dealers.   Portfolio   holdings   information   and  other
               investment   positions  may  be  provided  to  broker-dealers  in
               connection  with  such   broker-dealers'   trading  of  portfolio
               securities.

          4.   Consultants  and  Others.   Disclosure  of  non-public  portfolio
               holdings may be provided to consultants,  data  aggregators,  and asset allocation  services which derive information from holdings either for use by Janus or by firms that  supply  their  analyses
               (but not holdings information) to their clients.

          5.   Plan  Sponsors.   Portfolio   holdings   information   and  other
               investment  positions  may be provided to a sponsor in connection with such  sponsor's  trading of portfolio  securities  and/or in connection  with  their  analyses  of the  portfolios  for  their internal use only.

          6.   Other Transactions.  Disclosure of portfolio holdings may be made to certain parties in certain transactions such as redemptions in kind.

                                                                              40

     C.   Confidentiality

               Except for  disclosure  pursuant to  applicable  law,  regulatory request,  judicial  subpoenas  or as  otherwise  noted in this Policy, disclosure of non-public  portfolio holdings to third parties shall be subject to a written agreement (as described in Section IV) imposing a duty of confidentiality, including a duty not to trade on the basis of any material non-public information. Certain service providers such as persons  who are  subject  to the Janus  Ethics  Rules  (such as Janus
          personnel),   investment   advisers,   distributors,   administrators,
          transfer  agents,  custodians,  accounting  firms,  auditing firms, or legal  counsel  retained by Janus or a Janus  affiliate may already be subject to a legal duty of  confidentiality  under written  agreement, applicable  laws,  rules,  and  regulations.  If such a duty exist,  a separate written agreement may not be required.

III. Form of Confidentiality Agreement

     Any confidentiality  agreements required or deemed appropriate  pursuant to these Policies and Procedures should generally include  provisions to the effect that:

     A.   Portfolio holdings are the confidential  property of Janus (and/or its service  provider,  as  applicable)  and  may  not be  shared  or used directly or indirectly for any purpose,  including  trading in Account shares, except as provided in the confidentiality agreement;

     B.   The recipient of the portfolio  holdings agrees to limit access to the portfolio  information  to its  employees and agents who, on a need to know  basis,  are:  (1)  authorized  to have  access to the  portfolio holdings;  and (2) subject to confidentiality  obligations,  including duties not to trade on nonpublic information; and

     C.   Upon request,  the recipient agrees to promptly return or destroy,  as directed, the portfolio information.

IV.  Monitoring and Reporting

     A.   Monitoring.

          The Chief  Compliance  Officer  or  designee  shall  monitor a list of parties authorized to receive non-public portfolio holdings. The list shall be updated any time an  agreement  is entered  into with a client to permit non-public  portfolio holdings  disclosure.  On a periodic basis, the Chief
     Compliance  Officer or his  designee  shall  monitor  appropriate  business practices as deemed  necessary to determine  compliance with these Policies and Procedures.  The Chief Compliance Officer shall request  certifications from service  providers as deemed  necessary to determine  compliance  with these Policies and Procedures.

     B.   Reporting.

          Any  potential  exceptions  to, or violations  of, these  Policies and
     Procedures shall be promptly reported to the Chief Compliance Officer.

     C.   Amendments.

          Any changes to these Policies and Procedures  shall be approved by the
     Janus Ethics Committee.

                                                                              41

     D.   Records.

          Janus shall maintain and preserve in an easily accessible place a copy
     of  these  Policies  and  Procedures  (and  any  amendments   thereto)  and
     documentation supporting their implementation for a period of six years.

V.   Compensation

     Janus,  affiliates  or any other party shall not  receive  compensation  or other consideration for disclosing Account portfolio holdings.

Revision Dates:
December 31, 2003
March 21, 2005
July 1, 2005
September 20, 2005
December 6, 2005
February 22, 2006
December 14, 2007

                                                                              42